Exhibit 3.12

Doc ID — 200822101316

Receipt

This is not a bill. Please do not remit payment

BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP

ATTN: NOEMI VILLARREAL

41 S. HIGH ST. 26TH FL

COLUMBUS, OH 043215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1797905

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

EATON AEROQUIP LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):

ARTICLES OF ORGNZTN/DOM. PROFIT LIM.LIAB. CO.	2008221013156

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 4th day of August, A.D. 2008. Ohio Secretary of State

Doc ID — 200822101316		Expedite this Form: (Select One)
	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	☐ Yes PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100***
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us		☐ No PO Box 670 Columbus, OH 4321b

ORGANIZATION / REGISTRATION OF

LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

CHECK ONLY ONE(1) BOX)

(1) ☒	Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC 1705	(2) ☐	Application for Registration of Foreign Limited Liability Company (106-LFA) ORC 1705

		(Date of Formation)	(State)

  Complete the general information in this section for the box checked above.

Name	Eaton Aeroquip LLC

☐	Check here if additional provisions are attached

* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd. L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional)	(mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified the date must be a date on or after the date of filing.
This limited liability company shall exist for
(Optional)		(Period of existence)

Purpose (Optional)
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)
(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable

	(City)	(State)	(Zip Code)

Last Revised: May 2002

Doc ID — 200822101316

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

Eaton Aeroquip LLC
(name of limited liability company)

hereby appoints the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

CT Corporation System (Name of Agent)

1300 East 9th Street (Street)	NOTE: P.O. Box Addresses are NOT acceptable

Cleveland,	Ohio	44114
(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	ACFB Incorporated	8/1/08 Date
Authorized Representative By: Donna Fuller, Assistant Secretary Authorized Representative

ACCEPTANCE OF APPOINTMENT

  The undersigned, named herein as the statutory agent for

Eaton Aeroquip LLC
(name of limited liability company)

  hereby acknowledges and accepts the appointment of agent for said limited liability Company.

CT Corporation System

By:
(Agent’s signature)

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Doc ID 200822101316

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable

(City) (State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable

(City)	Ohio (State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or
b.	the limited liability company fails to designate another agent when required to do so, or
c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED

Must be authenticated (signed)

by an authorized representative

(See instructions)

ACFB Incorporated

/s/ Donna Fuller	8/1/08
Authorized Representative	Date
By: Donna Fuller, Assistant Secretary
(Print Name)

Doc ID —> 200822101316

www.sos.state.oh.us

e-mail: bussserv@sos.state.oh.us

Prescribed by:

The Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

CONSENT FOR USE OF SIMILAR NAME

(For Domestic /Foreign, Profit or Nonprofit)

Must Be Accompanied By Another Form

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX) This filing does not extend the registration period

☐ Where consenting entity is a a corporation (147-CSC)	Where consenting entity is a registrant of ☐Trade Name ☐Service Mark ☐Trade Mark (149-CSN)	Where consenting entity is a ☐ Limited Liability Company ☐ Limited Partnership ☐ Partnership Having limited Liability (148-C5L)

☐ Check here if additional provisions are attached

Charter or Registration No. of Entity Giving Consent	376083

Name of Entity Giving Consent	Eaton Aeroquip Inc.

Gives Its Consent To	Eaton Aeroquip LLC

To Use the Name	Eaton Aeroquip LLC

REQUIRED Must be authenticated (signed) by an authorized representative
	/s/ Earl R. Franklin	8/1/08

	Authorized Representative Earl R. Franklin Vice President and Secretary	Date

	Authorized Representative	Date

If the consenting party is a partnership, all general partners must sign. If only one partner is authorized to sign, a copy of the resolution authorizing the signature must be included.